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                                  EXHIBIT 4.1

                            TRANSCEND SERVICES, INC.
                            (FORMERLY TRICARE, INC.)
                             1992 STOCK OPTION PLAN
                            AS AMENDED AND RESTATED


     In connection with the merger of Transcend Services, Inc. and TriCare, Inc., the Company amended and restated its 1992 Stock Option Plan to reflect the change in the Company's name from TriCare, Inc. to Transcend Services, Inc.

                                   ARTICLE I

                                  DEFINITIONS

     1.1  DEFINED TERMS.  As used herein, the following terms have the meanings
          -------------
hereinafter set forth unless the context clearly indicates to the contrary:

          (a) "Annual Meeting Date" shall mean the date of the annual meeting of the stockholders of the Company at which directors are elected.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Committee" shall mean a committee designated by the Board, which shall consist of no fewer than two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Should the Board consist of only two or fewer than two members or if the Board should not designate the Committee, the references herein to the Committee shall be deemed to mean the Board.

          (e) "Company" shall mean Transcend Services, Inc., a Delaware corporation.

          (f) "Disabled Person" shall mean an employee of the Company who, as determined by a licensed physician acceptable to the Committee and evidenced by a certificate to the Company, is completely unable to engage in his regular occupation by reason of any physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that the determination of the Committee in its sole discretion as to the classification of an employee as a Disabled Person shall be final.

          (g) "Effective Date" shall mean March 16, 1992.

          (h) "Employee" shall mean any common law employee of the Company or any of its Subsidiaries who is determined by the Committee to be a "key employee" of the Company or such Subsidiary.

          (i) "Fair Market Value" shall mean the fair market value of the Stock as determined by the Committee for the date in question. If at the date any such Option is granted, a public market shall exist for the Shares but such Shares are not trading on a national securities exchange in the United States, then, if the Shares are listed on the National Market List by the

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     National Association of Securities Dealers, Inc. (the "NASD"), the fair market value per Share shall be not less than the last sale price for such Shares reflected on said market list for the date of the granting of such Option, and if the Shares are not listed on the National Market List of the NASD, then the fair market value per Share shall be not less than one hundred per cent (100%) of the mean between the bid and asked quotations in the over-the-counter market for such Shares on the date of the granting of such Option. If there is no bid and asked quotation for such Shares on the date of the granting of such Option, the fair market value per Share shall be not less than one hundred percent (100%) of the mean between the bid and asked quotations in the over-the-counter market for such Shares on the closest date preceding said date. If the Shares are trading on a national securities exchange in the United states on the date of the granting of such Option, the fair market value per Share shall be not less than one hundred percent (100%) of the mean between the high and low prices at which the Shares shall have been sold on such national securities exchange on the date of the granting of such Option. If the Shares are trading on a national securities exchange in the United States on the date of the granting of the Option but no sales of Shares occurred thereon on the date of the granting of the Option, the fair market value per Share shall be not less than one hundred percent (100%) of the mean between the high and the low prices for such Shares on the closest date preceding the said date of the granting of the Option. If the Shares are traded on more than one national securities exchange in the United States on the date of the granting of such Option, the Committee shall determine the principal national securities exchange for the purpose of determining the fair market value per Share.

          (j) "Incentive Stock Option" shall mean an option to purchase any stock of the Company that complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

          (k) "Non-Employee Director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors, and (b) is not an Employee.

          (l) "Nonstatutory Stock Option" shall mean an option to purchase any stock of the Company that does not qualify for treatment as an Incentive Stock Option under Section 422 of the Code.

          (m) "Option" shall mean an Employee or Non-Employee Director to whom an Option has been granted hereunder.

          (n) "Optionee" shall mean an Employee or Non-Employee Director to whom an Option has been granted hereunder.

          (o) "Plan" shall mean the Transcend Services, Inc. 1992 Stock Option Plan as Amended and Restated, the terms of which are set forth herein.

          (p) "Predecessor" shall mean any corporation coming within the definition of the term "predecessor corporation" under Section 422 of the Code.

          (q) "Stock" or "Shares" shall mean the common stock, $.01 par value per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class or series of stock or other securities of the Company or some other corporation, such other stock or securities.

          (r) "Stock Option Agreement" shall mean a written document evidencing an Option granted by the Company to the Optionee under which the Optionee may purchase Stock under the Plan.

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

          (s) "Subsidiary" shall mean any corporation in which the Company owns or controls directly or indirectly more than fifty percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

          (t) "Superseded Plan" shall mean the TriCare, Inc. 1986 Incentive Stock Option Plan, as amended, which has been terminated by the Board as of the Effective Date.

                                   ARTICLE II

                                    THE PLAN

     2.1 NAME.  This Plan shall be known as the "Transcend, Inc. 1992 Stock
         ----
Option Plan, as Amended and Restated."

     2.2 PURPOSE.  The purpose of the Plan is to advance the interests of the
         -------
Company and its stockholders by affording selected Employees and Non-Employee Directors an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options to purchase Stock in the Company.

     2.3 EFFECTIVE DATE.  The Plan shall become effective on the Effective Date;
         --------------
provided, however, that if the Plan is not approved by the holders of a majority of the shares of Stock of the Company represented at a meeting and entitled to vote thereon within twelve (12) months before or after the date on which the Plan is adopted by the Board, the Plan and any Options granted thereunder shall terminate and become null and void.

     2.4 TERMINATION DATE.  Subject to Section 2.3 hereof, the Plan shall
         ----------------
terminate and no further Options shall be granted hereunder upon the tenth
(10th) anniversary of the date on which the Plan is adopted by the Board or the date on which the Plan is approved by the Company's stockholders, whichever first occurs.

                                   ARTICLE III

                                  PARTICIPANTS

     The Committee may grant Options to any Employee as it may determine from time to time in its sole discretion. In addition, Non-Employee Directors shall be granted Options on a nondiscretionary basis as provided in Article VII hereof.

                                   ARTICLE IV

                                 ADMINISTRATION

     4.1 DUTIES AND POWERS OF COMMITTEE.  The Plan shall be administered by the
         ------------------------------
Committee. The Board may from time to time remove members from, or add members to, the Committee and shall fill any vacancy on the Committee. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. Subject to the express provisions of the Plan, the Committee shall have the discretion and authority to determine to whom from among the Employees an Option will be granted, the time or times at which each Option granted to an Employee may be exercised, the number of Shares subject to each such Option and the terms and conditions of each such Stock Option Agreement. Subject to the express provisions of the Plan, the grant of an Option by the Committee shall be final and shall not be

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subject to approval by any other party.  Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and requirements relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations. Notwithstanding the foregoing, the Committee shall not exercise discretion with respect to grants of Options to Non-Employee Directors, which shall be subject to Article VII hereof. No member of the Board or the Committee shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Option granted hereunder. The determination of the Committee on the matters referred to in this Section 4.1 shall be conclusive.

     Any and all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors.

     4.2 MAJORITY RULE.  A majority of the members of the Committee shall
         -------------
constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee.

                                   ARTICLE V

                        SHARES OF STOCK SUBJECT TO PLAN

     5.1 LIMITATIONS.  Subject to adjustments pursuant to the provisions of
         -----------
Section 5.2 hereof, the maximum number of Shares that may be issued and sold hereunder shall not exceed, in the aggregate, 2,000,000. Shares subject to an Option may be either authorized but unissued Shares or Shares issued and reacquired by the Company; provided, however, that Shares with respect to which an Option has been exercised shall not again be available for option hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised, the Shares allocable to any unexercised portion of such Option may again be subjected to an Option granted under the Plan.

     5.2 ANTIDILUTION.  In the event that the outstanding Shares are changed
         ------------
into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of Shares, Stock split, Stock dividend, split-up, split-off, spin-off, exchange of Shares, issuance of rights to subscribe or change in capital structure:

         (a) The aggregate number and kind of Shares on which Options may be granted hereunder shall be adjusted appropriately; provided, however, that the aggregate number of Shares that may be issued under the Plan may not be increased thereby except for an increase merely reflecting a change in capitalization such as a stock dividend or stock split-up; and

         (b) The rights under outstanding Options granted hereunder, both as to the number of subject Shares and the Option price, shall be adjusted appropriately.

     The foregoing adjustments and the manner of application thereof shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this
Article V shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

     In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation (except for a merger or combination with a corporation wholly owned by the Company or its shareholders in which an adjustment to the outstanding Options shall be made as provided above), each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his Option, in whole or in part, to the extent that same is then presently exercisable.

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                                   ARTICLE VI

                       OPTIONS TO BE GRANTED TO EMPLOYEES

     6.1 OPTION GRANT.  Each Option granted to an Employee hereunder shall be
         ------------
evidenced by minutes of a meeting of the Committee or the written consent of the Committee, and each Option granted hereunder shall be evidenced by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee. As to each such grant hereunder, the terms of the Option, including the Option's duration, time or times of exercise, and exercise price shall be stated in the Stock Option Agreement. The Stock Option Agreement shall clearly identify whether the Options granted are Incentive Stock Options or Nonstatutory Stock Options. If an Incentive Stock Option and a Nonstatutory Stock Option are issued together, the right of the Optionee to exercise or surrender one such Option shall not be conditioned on his surrender of, or failure to exercise, the other Option. The terms and conditions of each Stock Option Agreement shall be consistent with the Plan.

     6.2 OPTIONEE LIMITATIONS.
         --------------------

         (a) The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option would be granted, owns or is considered to own stock representing ten percent (10%) of the total combined voting power of all classes of stock of the Company provided, however, that this limitation shall not apply if at the time an Incentive Stock Option would be granted, the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Option by its terms would not be exercisable after five (5) years from the date on which the Incentive Stock Option is granted. For purposes of the immediately preceding sentence, a person shall be considered to own (i) the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and (ii) the Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein.

         (b) To the extent that the aggregate Fair Market Value of Stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as Nonstatutory Stock Options. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 6.2(b), the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted.

     6.3 OPTION PRICE.  The per share Option price of the Stock subject to each
         ------------
Incentive Stock Option shall be equal to the Fair Market Value of the Stock on the date the Option is granted. The per share Option price of the Stock subject to each Nonstatutory Stock Option shall be determined by the Committee and may be less than the Fair Market Value of the Stock on the date the Option is granted.

     6.4 EXERCISE PERIOD.  The period of the exercise of each Option shall be
         ---------------
determined by the Committee, but in no instance shall the exercise period for an Incentive Stock Option exceed ten (10) years from the date of grant of the Option. The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

     6.5 OPTION EXERCISE.  Unless otherwise provided in the Stock Option
         ---------------
Agreement, an Option shall be exercisable in whole or in part at any time and from time to time prior to expiration of the Option. The Committee shall have

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the authority in its sole discretion to prescribe in any Stock Option Agreement that the Option may be exercised in installments during the term of the Option and to further condition an Optionee's right to exercise all or any portion thereof.

         (a) An Option may be exercised at any time and from time to time during the term of the Option as to any or all full shares of Stock that have become purchasable under the provisions of the Option, but not at any time as to fewer than one hundred (100) Shares unless the remaining shares that are purchasable are fewer than one hundred (100) Shares. The Option price shall be paid in full in cash upon the exercise of the Option, and the Company shall not be required to deliver certificates for such Shares until such payment has been made; provided, however, that in lieu of cash, an Optionee may, to the extent permitted by the Stock Option Agreement at the date of grant, exercise his Option in whole or in part by tendering to the Company Shares owned by him and having a Fair Market Value equal to the Option price applicable to his Option, or a combination of cash and said Shares. The Optionee shall not have any of the rights of a shareholder with respect to the Shares subject to the Option until such Shares have been issued or transferred to him upon the exercise of his Option.

         (b) An Option shall be exercised by written notice of exercise of the Option with respect to a specified number of Shares delivered to the Company at its principal office, together with payment in full to the Company in accordance with Section 6.5(a) at it principal office of the amount of the Option price for the number of Shares with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option price, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of such exercise or disposition. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Optionee, upon such terms and conditions as the Committee shall prescribe.

     6.6 NONTRANSFERABILITY OF OPTION.  No Option shall be transferred by an
         ----------------------------
Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, his Option shall be exercisable only by him.

     6.7 TERMINATION OF SERVICE.  Except as otherwise provided in Section 6.8
         ----------------------
hereof, in the event of termination of the employment of an Optionee by the Company or a Subsidiary for any reason, including retirement, any Option held by him, to the extent not theretofore exercised, shall forthwith terminate unless the Committee, in its sole discretion, provides in the Stock Option Agreement that the Option shall be exercisable after such termination (but only to the extent of the number of Shares with respect to which the Option may be exercised at the date of his termination of employment), and, provided further, that in no event shall any Stock Option Agreement provide for the extension of the period during which the Option may be exercised beyond the earlier of (i) the expiration of the period of exercisability of such Option as specified in the Stock Option Agreement, or (ii) twelve (12) months from the date of termination.

     Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or a Subsidiary or shall interfere in any way with any right the Company or a Subsidiary may have to terminate his employment at any time.

     6.8 DEATH OR DISABILITY OF HOLDER OF OPTION.  In the event any Optionee
         ---------------------------------------
dies or becomes a Disabled Person while he is an Employee of the Company or a Subsidiary, any Option created pursuant to the Plan held by him may be exercised (but only to the extent of the number of shares with respect to which the Option may be exercised at the time of his disability or death) by him or his legatee or legatees under his will, or by his personal representative or distributees, within twelve (12) months following the date of his termination of employment due to disability or death, or such shorter period as may be specified in the Stock Option Agreement, but in no event after the expiration of the period of exercisability of such Option as specified in the Stock Option Agreement.

     If an Option granted hereunder shall be exercised by the personal representative of a deceased, disabled or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death or disability of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such personal representative or other person to exercise such Option.

                                   ARTICLE VII

                OPTIONS TO BE GRANTED TO NON-EMPLOYEE DIRECTORS

     7.1 NONDISCRETIONARY GRANT.  Each Option granted hereunder to a Non-
         ----------------------
Employee Director shall be evidenced by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee. Each such Stock Option Agreement shall include and conform to the terms and conditions set forth in this Article VII, and such other terms and conditions not inconsistent herewith.

     7.2 INITIAL GRANT.  Each Non-Employee Director serving on the Board of
         -------------
Directors on the Effective Date shall be granted, as of such date, an Option to purchase ten thousand (10,000) Shares except that the chairman of the Board shall receive an Option to purchase twenty thousand (20,000) Shares. Each person who first becomes a Non-Employee Director after the Effective Date shall be granted, as of the date such person becomes a director of the Company, an Option to purchase ten thousand (10,000) Shares.

     7.3 ANNUAL GRANTS.  On each Annual Meeting Date, each Non-Employee Director
         -------------
who is elected or reelected to the Board of Directors on such date and who has served on the Board for at least six (6) months preceding such date shall be granted an Option to purchase six thousand (6,000) Shares, except that the chairman of the Board (if such person is a Non-Employee Director) shall receive an Option to purchase nine thousand (9,000) Shares.

     7.4 OPTION PRICE.  The per share Option price of the Stock subject to each
         ------------
Option granted to a Non-Employee Director shall be equal to the Fair Market Value of the Stock on the date the Option is granted, except that the price of options granted under Section 7.2 on the Effective Date shall be the Fair Market Value of the Stock on the date the Plan is approved by stockholders.

     7.5 EXERCISE PERIOD.  Each Option granted to a Non-Employee Director shall
         ---------------
be exercisable upon the expiration of six (6) months from the date of grant and shall expire ten (10) years from the date of grant of the Option.

     7.6 OPTION EXERCISE.  Each Option granted to a Non-Employee Director may be
         ---------------
exercised in the manner described in Section 6.5(a) and (b) hereof. Each such Stock Option Agreement shall provide for the exercise of such Option by payment of cash or by the tender of shares of Stock in the manner described in Section 6.5(a) hereof.

     7.7 NONTRANSFERABILITY OF OPTION.  No Option shall be transferred by a Non-
         ----------------------------
Employee Director otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, an Option shall be exercisable only by the Optionee.

     7.8 TERMINATION OF MEMBERSHIP ON THE BOARD.  If a Non-Employee Director
         --------------------------------------
terminates membership on the Board of Directors for any reason, including death, an Option held by him on the date of such termination may be exercised in whole or in part at any time prior to the earlier of (i) the expiration of the period of exercisability of such Option as specified in Section 7.5, or (ii) twelve
(12) months from the date of termination. If an Option granted hereunder shall be exercised by the personal representative of a deceased Non-Employee Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Non-Employee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such personal representative or other person to exercise such Option.

                                   ARTICLE VIII

                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to the fulfillment of all of the following conditions:

         (a) The admission of such Shares to listing on all stock exchanges on which the Stock is then listed;

         (b) The completion of any registration or other qualification of such Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its discretion deem necessary or advisable; and

         (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

                                   ARTICLE IX

                            PURCHASE FOR INVESTMENT

     Except as hereafter provided, the Board may require as a condition of issuance of any Shares pursuant to this Plan that the holder of an Option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer or sale or sale of such Shares, if required by the Company, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current.

                                   ARTICLE X

                                    LEGENDS

     The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as the Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between the Company and the Optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Stock Option granted under the Plan.

                                   ARTICLE XI

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board may at any time, upon recommendation of the Committee and notwithstanding Section 2.4 hereof, terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that the Board, without approval of the stockholders of the Company, may not adopt any amendment to the Plan if the amendment would:

         (a) increase the total number of shares of Stock that may be issued pursuant to the Plan except as contemplated in Section 5.2 hereof;

         (b) materially increase the benefits accruing to the participants in the Plan; or

         (c) materially modify the requirements as to eligibility for participation in the Plan.

     Provided further, in no event shall any provision of Article VII hereof be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Act of 1974, or the rules thereunder, or rules promulgated by the Securities and Exchange Commission.

     Notwithstanding the foregoing, the Board shall not terminate, amend or modify the Plan in any manner so as to affect the price of the Shares purchasable pursuant to any Option theretofore granted under the Plan without the consent of the Optionee or transferee of the Option. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted.

                                   ARTICLE XII

                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or Subsidiaries, nor shall the adoption of the Plan preclude the Company or Subsidiaries from establishing any other forms of incentive or other compensation for employees.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1 PLAN BINDING ON SUCCESSORS.  The Plan shall be binding upon the
          --------------------------
Company, its successors and assigns.

     13.2 NUMBER AND GENDER.  Whenever used herein, nouns in the singular shall
          -----------------
include the plural, and the masculine pronoun shall include the feminine gender.

     13.3 APPLICABLE LAW.  The Plan shall be governed by, and construed in
          --------------
accordance with, the laws of the State of Delaware, without reference to the principles regarding conflicts of laws.

     13.4 RESTRICTED SHARES.  Any and all Shares issued pursuant to this Plan
          -----------------
shall be subject to the terms and conditions of any other agreement between the Optionee and the Company with respect to such Shares.